Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of TAM,
Inc. ("TAM") and Hair Therapists, Inc. ("HAIR") gives effect to the merger between TAM and HAIR under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations.
These Pro Forma statements are presented for illustrative purposes only.
The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited
Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of TAM would actually have been if the merger had in fact occurred on December
31, 2005 nor do they purport to project the results of operations or financial position of TAM for any future period or as of any date, respectively. The acquisition of HAIR by TAM has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of TAM pursuant to which TAM is treated as the continuing entity.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between TAM and HAIR.

You should read the financial information in this section along with HAIR's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.

TAM of Henderson, Inc.
Unaudited Pro Forma Combined Balance Sheet
December 31, 2005


                          TAM, Inc        HAIR, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $            0  $            -  $         -  $       0
                       --------------  --------------  -----------  ---------
   Total current assets             0                            -          0
                       --------------  --------------  -----------  ---------
                       $            0  $            -  $         -  $       0
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity
Current liabilities:                -               -             -         -
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                      -               -            -          -
                       --------------  --------------  -----------  ---------
Stockholders' (Deficit):
Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 70,000,000
  shares authorized,
  10,450,000 shares issued
  and outstanding              10,450             230            -     10,680
 Additional paid-in
  capital                       9,595               -            -      9,595
 (Deficit) accumulated
 during development stage     (20,045)           (230)           -    (20,275)
                       --------------  --------------  -----------  ---------
                                    0               -            -          0
                       --------------  --------------  -----------  ---------
                       $            0  $            -  $         -  $       0
                       ==============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

TAM of Henderson, Inc.
Unaudited Pro Forma Combined Statements of Operations
For Period Ending December 31, 2005


                            TAM           HAIR, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $         -   $            -  $         -  $       -
Expenses:
  General and
    administrative expenses   15,747                -            -     15,747
                             ------------------------------------------------
    Total expenses            16,553                -            -     16,553
                             ------------------------------------------------

Net income (loss)        $     (806)                -            -      (806)
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding              10,450,000         230,000*           -   10,680,000
                         ============  ==============  ===========  ==========

Net loss per share       $     (0.00)  $       (0.00)  $        -   $   (0.00)
                         ============  ==============  ===========  ==========

*230,000 shares to be cancelled upon reverse acquisition.



  The accompanying notes are an integral part of these financial statements.

                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of TAM of Henderson, Inc. pursuant to which TAM, Inc is treated as the continuing entity.